As filed with the Securities and Exchange Commission on May 29, 1996
                              Registration No. 333-
- -------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                           ---------------------------


                                    FORM S-8

                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

                           ---------------------------


                                AGCO CORPORATION
             (Exact name of registrant as specified in its charter)

                               Delaware 58-1960019
                (State or other jurisdiction of (I.R.S. Employer
               incorporation or organization) Identification No.)

                            4830 River Green Parkway
                              Duluth, Georgia 30136
   (Address, including zip code, of registrant's principal executive offices)

                    AGCO Corporation Long-Term Incentive Plan
                              (Full title of plan)

                             Michael F. Swick, Esq.
                         Vice President-General Counsel
                                AGCO Corporation
                            4830 River Green Parkway
                              Duluth, Georgia 30136
                     (Name and address of agent for service)

                                 (770) 813-9200
          (Telephone number, including area code, of agent for service)

                                   Copies to:

                               John J. Kelley III
                                 King & Spalding
                              191 Peachtree Street
                           Atlanta, Georgia 30303-1763
                                 (404) 572-4600

                         CALCULATION OF REGISTRATION FEE

- ----------------------------------------------------------------------------------------------------------------------
                                                              Proposed              Proposed
           Title of                    Amount                  Maximum               Maximum              Amount of
         Securities to                  to be              Offering Price           Aggregate           Registration
         be Registered               Registered               Per Share          Offering Price              Fee
- ----------------------------------------------------------------------------------------------------------------------
Common Stock,
par value $.01 per share       1,950,000 shares(1)         $29.8125(2)             $58,134,375(2)          $20,047
- ----------------------------------------------------------------------------------------------------------------------

     (1) In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers an indeterminate amount of additional shares which may be offered and issued to prevent dilution resulting from stock splits, stock dividends or similar transactions as provided in the AGCO Corporation Long-Term Incentive Plan.

     (2) Estimated solely for the purpose of computing the registration fee pursuant to Rule 457(h) on the basis of the average of the high and low sales prices per share of Common Stock of AGCO Corporation as reported on the New York Stock Exchange on May 28, 1996.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference

The following documents have been previously filed by AGCO Corporation (the "Company") with the Securities and Exchange Commission and are hereby incorporated by reference into this Registration Statement as of their respective dates:

(a) Annual Report on Form 10-K for the year ended December 31, 1995;

(b) Quarterly Report on Form 10-Q for the quarter ended March 31, 1996;

(c) Current Report on Form 8-K dated March 4, 1996;

(d) Current Report on Form 8-K dated March 21, 1996; and

(e) the description of the Common Stock of the Company included in the Company's Registration Statement on Form 8-A, dated March
17, 1992.

All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement that indicates that all securities offered hereunder have been sold or that deregisters all such securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of the filing of such documents.

Item 4. Description of Securities.

Not Applicable.

Item 5. Interests of Named Experts and Counsel.

None.

Item 6. Indemnification of Directors and Officers.

Section 145 of the Delaware General Corporation Law, as amended, provides in regard to indemnification of directors and officers as follows:

SECTION 145. INDEMNIFICATION OF OFFICERS, DIRECTORS, EMPLOYEES AND AGENTS; INSURANCE

         (a) A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

         (b) A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

         (c) To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of this section, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

         (d) Any indemnification under subsections (a) and (b) of this section (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in subsections (a) and (b) of this section. Such determination shall be made (1) by a majority vote of the directors who are not parties to such action, suit or proceeding even though less than a quorum, or (2) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (3) by the stockholders.

         (e) Expenses (including attorneys' fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the corporation as authorized in this section. Such expenses (including attorneys' fees) incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the board of directors deems appropriate.

         (f) The indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this section shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any by-law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office.

         (g) A corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under this section.

         (h) For purposes of this section, references to "the corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this section with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation if its separate existence had continued.

         (i) For purposes of this section, references to "other enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to "serving at the request of the corporation" shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner he reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the corporation" as referred to in this section.

         (j) The indemnification and advancement of expenses provided by, or granted pursuant to, this section shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such person.

         Article   XI  of  the   Company's   Bylaws   provides   in   regard  to
indemnification of directors and officers as follows:

          1. Definitions. As used in this article, the term "person" means any past, present or future director or officer of the corporation or a designated officer of an operating division of the corporation.

          2. Indemnification Granted. The corporation shall indemnify, to the full extent and under the circumstances permitted by the Delaware General Corporation Law of the State of Delaware in effect from time to time, any person as defined above, made or threatened to be made a party to any threatened, pending or completed action, suit or proceeding whether civil, criminal, administrative or investigative by reason of the fact that he is or was a director, officer of the corporation or designated officer of an operating division of the corporation, or is or was an employee or agent of the corporation as a director, officer, employee or agent of another company or other enterprise in which the corporation should own, directly or indirectly, an equity interest or of which it may be a creditor.

          This right of indemnification shall not be deemed exclusive of any other rights to which a person indemnified herein may be entitled by Bylaw, agreement, vote of stockholders or disinterested directors or otherwise, and shall continue as to a person who has ceased to be a director, officer, designated officer, employee or agent and shall inure to the benefit of the heirs, executors, administrators and other legal representatives of such person. It is not intended that the provisions of this article be applicable to, and they are not to be construed as granting indemnity with respect to, matters as to which indemnification would be in contravention of the laws of Delaware or of the United States of America whether as a matter of public policy or pursuant to statutory provisions.

          3. Miscellaneous. The board of directors may also on behalf of the corporation grant indemnification to any individual other than a person defined herein to such extent and in such manner as the board in its sole discretion may from time to time and at any time determine.

         Article 7 of the Company's Certificate of Incorporation provides in regard to the limitation of liability of directors and officers as follows:

          A director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law as the same exists or hereafter may be amended or (iv) for any transaction from which the director derived an improper personal benefit. If the Delaware General Corporation Law hereafter is amended to authorize the further elimination or limitation of the liability of directors, then, in addition to the limitation or personal liability provided herein the liability of a director of the corporation shall be limited to the fullest extent permitted by the amended Delaware General Corporation Law. Any repeal or modification of this paragraph by the stockholders of the corporation shall be prospective only, and shall not adversely affect any limitation on the personal liability of a director of the corporation existing at the time of such repeal or modification.

         The Company's directors and officers are also insured against claims arising out of the performance of their duties in such capacities.

         Reference is made to Section 7 of the form of Underwriting Agreement filed as Exhibit 1.1 to the registration statement for the Company's and the Underwriter's respective agreements to indemnify each other, and to provide contribution in circumstances where indemnification is unavailable.

Item 7.  Exemption from Registration Claimed.

         Not Applicable.

Item 8. Exhibits.

         The  following   Exhibits  are  filed  as  part  of  this  Registration
Statement:

    Exhibit
    Number            Description of Exhibit
    -------    -------------------------------------------------------------

     5.1  --   Opinion  of King &  Spalding.
     23.1 --   Consent of King & Spalding (included  as part of its  opinion filed as  Exhibit  5.1).
     23.2 --   Consent of Arthur Andersen LLP,independent public accountants.

Item 9. Undertakings.

         (a)      The undersigned Registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement;

                         (i) To  include  any  prospectus  required  by  Section
                    10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

                         (ii) To reflect in the  prospectus  any facts or events
                    arising  after  the  effective  date  of  the   Registration
                    Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

                         (iii) To include any material  information with respect
                    to the plan of distribution not previously disclosed in the Registration Statement or any material change to such
                    information  in  the   Registration   Statement;

                     provided,   however,   that  paragraphs  (a)(1)(i)  and
                    (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or
                    Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

                  (2) That for purposes of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933 (the "Securities Act"), each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Duluth, State of Georgia on the 29th day of May 1996.

                                           AGCO Corporation


                                           By: Allen W. Ritchie
                                               ---------------------------------
                                               Allen W. Ritchie
                                               President and Director


KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Allen W. Ritchie, Chris E. Perkins and Michael F. Swick and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for such person and in his name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and to file the same with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully and to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, and any of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated below on May 29, 1996:

    Signature                               Title
    ---------                               -----


Robert J. Ratliff                   Chairman of the Board of Directors and
- ---------------------               Chief Executive Officer (Principal
Robert J. Ratliff                   Executive Officer)


Allen W. Ritchie                    President and Director
- ---------------------
Allen W. Ritchie

John M. Shumejda                     Executive Vice President and Director
- ----------------------
John M. Shumejda


Chris E. Perkins                     Vice President and Chief Financial Officer
- ----------------------               (Principal Financial Officer and Principal
Chris E. Perkins                     Accounting Officer)


Henry C. Claycamp                      Director
- ----------------------
Henry J. Claycamp


                                       Director
- ----------------------
William H. Fike


Gerald B. Johanneson                   Director
- ----------------------
Gerald B. Johanneson


Richard P. Johnston                    Director
- ----------------------
Richard P. Johnston


J. Patrick Kaine                       Director
- ----------------------
J. Patrick Kaine


Alan S. McDowell                       Director
- ----------------------
Alan S. McDowell


Charles S. Mechem, Jr.                 Director
- ----------------------
Charles S. Mechem, Jr.


J-P Richard                            Director
- ----------------------
J-P Richard


Hamilton Robinson, Jr.                 Director
- ----------------------
Hamilton Robinson, Jr.

                                INDEX TO EXHIBITS

                                                                  Sequentially
        Exhibit                                                     Numbered
        Number           Description of Exhibits                       Page
        -------          -----------------------                       ----

          5.1    -- Opinion of King & Spalding
         23.1    -- Consent of King & Spalding (included as part
                    of its opinion filed as Exhibit 5.1)
         23.2    -- Consent of Arthur Andersen LLP, independent
                    public accountants